UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

BASIC EARTH SCIENCE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BASIC EARTH REPORTS ON ANNUAL STOCKHOLDER MEETING

DENVER, COLORADO – BASIC EARTH SCIENCE SYSTEMS, INC. (OTCBB:BSIC), as previously announced, reconvened its 2009 Annual Meeting of Stockholders at 8:30 a.m., December 18, 2009, at the Company’s offices, to consider two proposals.  At the reconvened meeting, the Company announced that Proposal No. 3 concerning amendments to the Company’s Certificate of Incorporation to create a classified Board of Directors and permit only the Board of Directors to fill vacancies had received the required number of votes to pass.  Proposal No. 4 involving amendments to the Company’s Certificate of Incorporation to prohibit stockholder action by written consent and to allow only the Board of Directors to call special meetings of the stockholders did not receive the required number of stockholder votes to pass at the time the polls closed at the reconvened meeting.

After considering the relatively small number of remaining votes necessary to approve Proposal No. 4 and its importance to the Company, President Ray Singleton adjourned the reconvened meeting to allow stockholders additional time to vote on this proposal.  The meeting was adjourned until December 23, 2009, at 9:00 a.m. MST, at the Company’s headquarters, 633 Seventeenth St., Suite 1645, Denver, Colorado at which time it will be reconvened.  The record date remains October 23, 2009.  All Basic Earth shareholders are encouraged to vote as soon as possible.

The Company has filed a Proxy Statement with the Securities & Exchange Commission in which it is soliciting proxies in connection with the Annual Meeting.  Shareholders of the Company are urged to read the Proxy Statement, which contains important information about the proposals to be voted upon.

For shareholders of record, you may vote on the Company’s web site, the address of which is listed below.  If you hold your shares through a broker, you may vote by phone at 1-800-270-3670.  For assistance in voting your shares, please contact the Company’s Investor Relations Department at 303-296-3076 Extension 110.

Basic Earth is an independent oil and gas exploration and production company with primary operations in the Williston Basin, the Denver-Julesburg Basin in Colorado, southern Texas and the Gulf Coast area.  Basic Earth is traded on the Over The Counter Bulletin Board under the symbol BSIC.  Information on Basic Earth can be found at its web site: www.basicearth.net.

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